                                                                    EXHIBIT 99.1

CONTACT:
Mr. Daniel G. Welch                             Mr. Robert F. Amundsen, Jr.
Chairman and Chief Executive Officer            Executive Vice President, Chief
Triangle Pharmaceuticals, Inc.                  Financial Officer
(919) 493-5980                                  Triangle Pharmaceuticals, Inc.
www.tripharm.com                                (919) 493-5980
                                                www.tripharm.com

FOR IMMEDIATE RELEASE:

                TRIANGLE PHARMACEUTICALS, INC. REPORTS FINANCIAL
                       RESULTS FOR THE THIRD QUARTER 2002

DURHAM, N.C., NOVEMBER 6, 2002 -- Triangle Pharmaceuticals, Inc. (Nasdaq: VIRS) today reported financial results for the third quarter ended September 30, 2002.

For the quarter ended September 30, 2002, the Company reported a net loss of $1,055,000, or ($0.01) per share, compared to a net loss of $18,197,000, or ($0.35) per share in the third quarter of 2001. For the nine months ended September 30, 2002, the Company reported a net loss of $17,775,000, or ($0.23) per share, compared to a net loss of $62,218,000, or ($1.32) per share for the same nine-month period in 2001. The third quarter results were impacted by a one-time event as described below. Cash, cash equivalents and total investments were $68,270,000 on September 30, 2002, compared to $108,155,000 on December 31, 2001.

Revenues for the third quarter of 2002 were $14,556,000, reflecting recognition of substantially all remaining deferred revenue under the Company's strategic alliance with Abbott Laboratories which was terminated in July 2002, compared to $1,271,000 of revenue for the third quarter of 2001. Termination of the alliance resulted in the one-time, non-cash recognition of approximately $14,200,000 of collaborative revenue. Total operating expenses were $16,078,000 for the third quarter of 2002 as compared to $20,241,000 for the third quarter of 2001. For the nine months ended September 30, 2002, the Company reported revenues of $16,625,000, operating expenses of $46,081,000, and a net loss of $17,775,000 compared to revenues of $4,760,000, operating expenses of $69,791,000, and a net loss of $62,218,000 for the nine months ended September 30, 2001.

Daniel Welch, Chairman and Chief Executive Officer of Triangle stated, "Triangle's strong progress toward commercialization continues with the acceptance by the Food and Drug Administration (FDA) of our New Drug Application
(NDA) for Coviracil on November 1, 2002. The next steps in this progression are to complete two important tasks by year end. First, to submit a Marketing Authorisation Application (MAA) to commercialize Coviracil in the European Union and second, to complete our evaluation of alternative strategies for the commercialization of Coviracil."


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Robert Amundsen, Executive Vice President and Chief Financial Officer, commented on the results, "Our operating losses for the third quarter and for the nine months ending September 30, 2002 were significantly lower than in the corresponding 2001 periods due to substantially increased revenue associated with our termination of the Abbott Alliance and significantly curtailing our operating expenses. With our recent news regarding the FDA's acceptance of our Coviracil NDA, we expect our operating expenses to increase in 2003. We will be in a position to give guidance on our projected 2003 results in the first quarter of 2003 when we announce our Coviracil commercialization plans."

A conference call to discuss the information contained in this press release and to provide a brief update on our operations will be held on Tuesday, November 12, 2002 at 11:00 a.m. EST. Interested parties in the U.S. may join the call toll free by dialing 1-877-679-9055. International callers may join the call by dialing 1-952-556-2808. The call will be Webcast on the Triangle Pharmaceuticals website and archived for replay on our site for one week after the call.

Triangle Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in the development of new antiviral drug candidates, with a particular focus on therapies for the human immunodeficiency virus (HIV) and the hepatitis B virus. Triangle's proprietary drug candidates under development for HIV and/or hepatitis B include Coviracil(R) (emtricitabine), amdoxovir (formerly DAPD), and clevudine (formerly L-FMAU). Triangle is also developing immunotherapies for hepatitis B in collaboration with Dynavax Technologies Corporation (Dynavax) utilizing Dynavax' immunostimulatory sequence (ISS) technology. More information about Triangle's portfolio, management and product development strategy is available on Triangle's website.

Statements in this press release that are not historical facts are forward-looking statements and are subject to numerous risks and uncertainties, including the risk that we may not submit our Coviracil MAA as planned and our Coviracil NDA or MAA may not receive regulatory approval, or if approved, Coviracil may not achieve market acceptance or the medical results we expect. These and other risks are discussed in detail from time to time in our filings with the Securities and Exchange Commission. As a result of these and other risks and uncertainties, actual results may differ materially from those predicted in this press release. Triangle disclaims any obligations to update any forward-looking statements in this press release.

                            -FINANCIAL CHART FOLLOWS-



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                         TRIANGLE PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                               THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                       SEPTEMBER 30,
                                                          ------------------------------    ----------------------------------
                                                               2002           2001               2002              2001
                                                               ----           ----               ----              ----
Total revenues                                            $     14,556    $      1,271      $      16,625    $       4,760

Operating expenses:
     License fees                                                1,582             500              1,800            2,453
     Development                                                12,168          15,477             38,939           58,115
     Purchased research and development                             --             320                 --              320
     Selling, general and administrative                         2,328           1,602              5,342            6,561
     Restructuring                                                  --           2,342                 --            2,342
                                                          ------------    ------------      -------------    -------------
         Total operating expenses                               16,078          20,241             46,081           69,791
                                                          ------------    ------------      -------------    -------------
Loss from operations                                            (1,522)        (18,970)           (29,456)          (65,031)
Gain (loss) on investments, net                                     11               9                 16               76
Interest income, net                                               456             764              1,665            2,737
Other Income                                                        --              --             10,000               --
                                                          ------------    ------------      -------------    -------------
Net loss                                                  $     (1,055)   $    (18,197)     $     (17,775)   $      (62,218)
                                                           ============    ============      =============    ==============

Basic and diluted net loss before
     restructuring charge per common share                $      (0.01)   $      (0.30)     $       (0.23)   $        (1.27)
                                                          =============   =============     ==============   ===============

Basic and diluted net loss per common share               $      (0.01)   $      (0.35)     $       (0.23)   $        (1.32)
                                                          =============   =============     ==============   ===============

Shares used in computing basic and
     diluted net loss per common share                          76,876          52,366             76,856            47,036
                                                          =============   =============     ==============   ==============

                 SELECTED CONSOLIDATED BALANCE SHEET INFORMATION
                                 (IN THOUSANDS)

                                                                 SEPTEMBER 30, 2002               DECEMBER 31, 2001
                                                                 ------------------               -----------------
                                                                    (UNAUDITED)
Cash, cash equivalents and investments                    $               68,270            $           108,155
Working capital                                                           40,019                         54,148
Total assets                                                              72,335                        114,165
Total stockholders' equity                                                46,340                         63,953
Shares of common stock                                                    76,904                         76,829


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